UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3545 John Hopkins Court Suite 210 San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On April 1, 2013, we appointed William H. Rastetter, Ph.D. to our Board of Directors, or the Board, to serve until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Concurrently with his appointment to the Board, the Compensation Committee of the Board determined that Dr. Rastetter is an “Eligible Director” as that term is defined in our Non-Employee Director Compensation Policy. Accordingly, on April 1, 2013, Dr. Rastetter became a participant in our Non-Employee Director Compensation Policy and received an automatic grant thereunder of an option to purchase up to 30,000 shares of our common stock at an exercise price of $7.67 per share. Dr. Rastetter is also expected to enter into our standard form of indemnification agreement, the form of which is attached as Exhibit 10.1 to our Registration Statement on Form S-1, as amended (File No. 333-183384), originally filed with the Securities and Exchange Commission on August 17, 2012.

Concurrently with his appointment to the Board, Dr. Rastetter was also appointed to serve on the Nominating & Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2013	Regulus Therapeutics Inc.

	By:	/s/ Garry E. Menzel
Garry E. Menzel, Ph.D.
Chief Operating Officer and Executive Vice President, Finance